UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

SURFACE ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38459	46-5543980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street, 8th Floor Cambridge, MA		02139
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (617) 714-4096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	SURF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 26, 2021, the board of directors of Surface Oncology, Inc. (the “Company”) appointed Jessica Fees, the Company’s Senior Vice President, Finance and Treasurer and the Company’s principal financial officer and principal accounting officer, as Chief Financial Officer.

Ms. Fees, 50, joined the Company in September 2015 as the Company’s Director of Finance and was promoted to Senior Vice President, Finance in November 2018. She has served as the Company’s principal financial officer and principal accounting officer since December 2018. Prior to joining the Company, Ms. Fees served as President of Glide Associates LLC from January 2011 to March 2016. Prior to that, she worked at Tokai Pharmaceuticals, Inc. from August 2005 to June 2011. Ms. Fees began her career at Arthur Andersen LLP. Ms. Fees has a B.A. from The College of the Holy Cross and earned her CPA in Massachusetts.

Upon the recommendation of the Compensation Committee, the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Ms. Fees, pursuant to which, upon the effective date of her appointment as Chief Financial Officer, Ms. Fees’ base salary will be $400,000, and she will be eligible to earn an annual bonus with a target amount equal to 40% of her base salary. In connection with her appointment as the Chief Financial Officer, Ms. Fees received a one-time grant of options to purchase 30,000 shares of the Company’s common stock, which will vest monthly over four years commencing on the effective date of her appointment, subject to her continued employment with the Company. Ms. Fees is also eligible to participate in the employee benefit plans available to the Company’s employees, subject to the terms of those plans. The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no other arrangements or understandings between Ms. Fees and any other persons pursuant to which she was selected as the Company’s Chief Financial Officer, and Ms. Fees has no family relationship with any of the executive officers or directors of the Company. Additionally, there are no transactions involving the Company and Ms. Fees that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Fees as the Company’s Chief Financial Officer, the Company issued a press release on April 27, 2021, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated April 26, 2021, by and between Jessica Fees and Surface Oncology, Inc.

99.1	Press release issued by Surface Oncology, Inc. on April 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surface Oncology, Inc.

Date: April 27, 2021	By:	/s/ Jessica Fees
Jessica Fees
Chief Financial Officer